Exhibit 99.2
Contacts:

W. Phillip Marcum	Philip Bourdillon/Gene Heller
Chairman and CEO	Silverman Heller Associates
303-785-8080	310-208-2550
Metretek Technologies to Participate in
Roth Capital Partners 19th Annual OC Conference
- Company Reaffirms Guidance for 2006 and 2007 -
DENVER — February 21, 2007 — W. Phillip Marcum, chairman and chief executive officer of Metretek Technologies, Inc. (Amex: MEK), will speak at the Roth Capital Partners 19th Annual OC Conference being held February 19-22 in Dana Point, California. He will be joined by Sidney Hinton, president and CEO of the Company’s PowerSecure subsidiary, and A. Bradley Gabbard, executive vice president and chief financial officer of Metretek Technologies.
Metretek’s presentation is scheduled to begin at 9:30 a.m. on Wednesday, February 21. A copy of the accompanying slide presentation will be archived in the “Investor Info” section of the Company’s Web site at www.metretek.com.
In conjunction with the presentation, the Company is reaffirming that for the year ended December 31, 2006, it expects to report net income of $11 million to $12 million, or $0.68 to $0.72 per diluted share, on sales of approximately $117 million.
The Company is also reaffirming that for the year ending December 31, 2007, it currently anticipates that net income will be approximately $15.5 million, or $0.89 per diluted share, on revenues of approximately $137 million.
About Metretek Technologies:
Metretek Technologies, Inc. through its subsidiaries 3/4 Southern Flow Companies, Inc.; PowerSecure, Inc.; and Metretek, Incorporated (Metretek Florida) 3/4 is a diversified provider of energy measurement products, services and data management systems to industrial and commercial users and suppliers of natural gas and electricity.
Safe-Harbor Statement:
All forward-looking statements contained in this release are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the business operations and prospects for the Company and its subsidiaries; the outlook for the Company’s consolidated revenues and earnings in 2006 and 2007; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, the timely and successful development, production and market acceptance of new and enhanced products, services and technologies of the Company’s subsidiaries; the size, timing and terms of sales and orders, including large customer orders, and the risk of customers delaying, deferring or canceling purchase orders or making smaller purchases than expected; the ability of the Company’s subsidiaries to obtain adequate supplies of key components and materials for their products and technologies on a timely and cost-effective basis; the ability of PowerSecure to successfully expand its core distributed generation products and services, to successfully develop and achieve market acceptance of its new energy-related businesses, to manage its growth and to address the effects of any future changes in tariff structures and environmental requirements on its business solutions; the effects from time to time of hurricanes and other severe weather conditions on Southern Flow’s business; the ability of Metretek Florida to successfully develop and expand its products, service, technologies and markets; the effects of competition; changes in customer and industry demand and preferences; the ability of the Company to attract, retain and motivate key personnel; changes in the energy industry in general and the natural gas and electricity markets in particular, including price levels; the effects of competition; the ability of the Company to secure and maintain key contracts and relationships; general economic, market and business conditions; the effects of pending and future litigation, claims and disputes; changes in the energy industry generally and in the natural gas and electricity industries in particular, including price levels; general economic, market and business conditions; and other risks, uncertainties and other factors identified from time to time in the Company’s most recently filed Annual Report on Form 10-K, as well as in subsequent filings with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.
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